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                                                                    EXHIBIT 10.1

                           AMENDMENT TO LOAN AGREEMENT
                                   AND TO NOTE


         THIS AMENDMENT TO LOAN AGREEMENT AND TO NOTE (this "Amendment") dated as of January 29, 2002, is made between VENUS EXPLORATION, a Delaware corporation ("Borrower"), and HIBERNIA NATIONAL BANK, a national banking association ("Lender") who agree as follows:

         A. The Borrower and the Lender entered into that certain Loan Agreement dated as of July 6, 2001, as amended by the Waiver and Amendment dated effective as of December 11, 2001 (as previously amended, the "Loan Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings indicated in the Loan Agreement.

         B. The Borrower and the Lender desire to provide for the partial release of certain Collateral in exchange for a payment on the Loan and a reduction of the Commitment Limit, to alter the Maturity Date of the Loan, and otherwise to provide with respect to the Loan.

         C. NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Lender, the parties hereto hereby agree as follows:


         1. The Borrower and the Lender hereby amend and restate the definition of "Maturity Date" in Section 1.2 of the Loan Agreement to read in its entirety as follows:

         "Maturity Date" shall mean June 30, 2002, or such earlier date on which the Loan is accelerated pursuant to Section 8.2 hereof.

         1. The Borrower and the Lender hereby amend the Line of Credit Note to change the maturity date of the Line of Credit Note in the caption from July 5, 2003, to be June 30, 2002.

         2. By letter dated January 23, 2002, the Lender has approved the release of the Lender's security interest in the Buna West Field in Hardin and Jasper Counties, Texas, in exchange for payment to the Lender (received by certified funds or wire transfer) received on or before February 15, 2002, applied as permanent reductions of both the Loan and the Commitment Limit in the amount of at least $850,000.00. The Borrower agrees to cause all of the net sale proceeds from the sale of the Buna West Field to be paid directly to the Lender by the buyer, to be applied to a reduction of the outstanding Loan (and causing a permanent reduction of the Commitment Limit in a like amount, as provided below). The Borrower and the Lender hereby amend the Loan Agreement to provide that upon receipt by the Lender of at least $850,000.00 of net sale proceeds from the sale of the Buna West Field, the Commitment Limit (and the Amount and the Borrowing Base) shall be permanently reduced by a like amount as the Loan payment. As of the date of this Amendment, the Commitment Limit is $1,850,000.00, and shall not hereafter be increased. The Borrower and the Lender agree that if such payment of the net sale proceeds for the Buna West Field is received by Lender on or before January 31, 2002,




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                                      -2-

then the accompanying permanent reduction of the Commitment Limit shall be in lieu of the automatic Monthly Borrowing Base Reduction which would otherwise occur on the last day of January. However, if such payment is not received by January 31, 2002, the automatic Monthly Borrowing Base Reduction shall occur on the last day of January as provided in Loan Agreement Subsection 2.4(c) (and the subsequent receipt of such payment shall cause an additional reduction). In either event, the Commitment Limit and the Borrowing Base shall be subject to the automatic Monthly Borrowing Base Reductions continuing on the last day of February and each successive month.

         3. Except as expressly modified in Amendment, all terms and provisions of the Loan Agreement and all terms and provisions of the Note are hereby ratified and confirmed, and shall be and remain in full force and effect, enforceable in accordance with their terms.

         4. The Borrower represents and warrants that there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of the terms of, the Note; and to the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action might exist, whether known or unknown, such items are hereby waived by the Borrower.

         5. The Borrower agrees to pay on demand all reasonable expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for Lender). In addition, the Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

         6. THIS AMENDMENT, AND THE NOTE AS AMENDED, ARE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF LOUISIANA.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


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BORROWER:                               VENUS EXPLORATION, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


LENDER:                                 HIBERNIA NATIONAL BANK




                                        By:
                                           ------------------------------------
                                           Name:
                                           Title: